UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2015

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2015, SunCoke Energy, Inc. (the “Company”) announced that, effective October 1, 2015, Michael J. Thomson will be stepping down as the Company’s President and Chief Operating Officer and leaving to pursue other interests. The terms of the compensation arrangements pertaining to Mr. Thomson’s departure have not yet been finalized. A copy of the press release announcing Mr. Thomson’s departure is attached hereto as Exhibit 99.1.

In connection with Mr. Thomson’s departure, Frederick A. (“Fritz”) Henderson, the Company’s Chairman and Chief Executive Officer will be assuming the additional role of President. The Company has not entered into any compensatory plan, contract, or arrangement with Mr. Henderson in connection with his appointment as President of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	SunCoke Energy, Inc. Press Release (September 21, 2015).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West Senior Vice President and Chief Financial Officer

Date: September 21, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy, Inc. Press Release (September 21, 2015).